UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures

Dear Valued Shareholder,

As the third quarter of 2025 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated an 9.78% annualized distribution rate in September 2025 and a three-month and one-year total net return of 2.11% and 8.30%, respectively, as of September 30, 2025, bringing the annualized inception-to-date total net return to 8.69%.[1,2] The Fund’s net asset value per share was $24.52 as of September 30, 2025, compared to $24.94 as of September 30, 2024.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-Date Total Return (as of September 30, 2025)

WHAT HAPPENED IN MARKETS?

The third quarter of 2025 delivered the market that investors had anticipated in the wake of President Donald Trump’s second term—a broad-based rally across equities and credit, a renewed appetite for mergers and acquisitions (“M&A”), and an expanding economy.

Investors who had spent the first half of 2025 navigating trade uncertainty were met instead with economic indicators that surprised to the upside, supported by resilient consumer spending, strong balance sheets, and a steady unwind of policy risk. US equity and credit markets posted solid performance in the third quarter, with the S&P 500 and ICE BofA US High Yield Index returning 8.1% and 2.4%, respectively.[17] Equity markets continued to ride the artificial intelligence (“AI”) wave, with AI-linked S&P 500 constituents accounting for roughly 61% of the index’s total return during the three months ending September 30, 2025.[18]

WHAT HAPPENED IN MARKETS? (CONTINUED)

The strong technicals in credit that characterized the second quarter of 2025 showed no signs of abating. The Federal Reserve’s 25-basis-point interest rate cut in September and a decline in US Treasury yields did little to dampen investor appetite for fixed income. Institutional appetite remained strong across both investment grade (“IG”) and high yield (“HY”) markets, with IG inflows reaching $87 billion, the largest since the first quarter of 2024, and HY volumes rising to $12.1 billion, nearly twice the prior quarter’s pace.17, 19 Even as new issuances picked up sharply on the back of renewed M&A activity—roughly 10 times higher in HY and four times higher in IG than in the previous quarter19—the market easily absorbed the additional paper, supported by higher IG coupons and the continued depth of investor demand for high-quality credit.17

Economic data painted a picture of strength with nuance. Gross domestic product (“GDP”) growth was revised up to nearly 4% annualized, the fastest pace in almost two years, supported by firm consumer spending and rebounding business investment.17 Yet labor market data softened modestly, suggesting the economy is gradually rebalancing after a period of exceptional tightness. Inflation progress, while uneven, continued—helped by easing the price of goods even as tariffs added pockets of volatility. Trade policy remained a key market driver as the US struck new tariff agreements with major allies, easing some uncertainty and tempering market reactions to policy headlines. Yet pressure intensified elsewhere—with new duties on select materials and industries—and the Trump Administration’s threat of a 100% tariff on Chinese imports underscored how quickly tensions could flare again.

Ultimately, the real market catalyst in the third quarter was the surge in M&A. Global deal volume reached $1.6 trillion17—the highest since the fourth quarter of 2021, when zero rates fueled a deal boom—with activity led by communications, industrials, and technology. While the number of transactions year-to-date was roughly flat versus last year, total value rose 30%, driven by a 73% jump in US megadeals over $10 billion, including the following transactions: Union Pacific’s acquisition of Norfolk Southern valued at approximately $88 billion, Paramount Skydance’s bid to acquire Warner Bros. Discovery valued at approximately $59 billion, and Electronic Arts’ (EA) take private valued at approximately $55 billion.17

THE OPPORTUNITY IN PRIVATE CREDIT

The constructive M&A momentum, supported by a resilient economic backdrop and stronger risk assets, has made the opportunity in private credit increasingly compelling in our view. The surge in deal activity has reinforced private credit’s central role as a key source of financing for corporate growth. According to KBRA Direct Lending Deals, jumbo direct lending issuance reached $24.2 billion in the third quarter, led by more than $17 billion in leveraged buyout (LBO) loans—the highest quarterly total on record. This reflects a defining feature of the current cycle: even with liquid markets open, sponsors are increasingly choosing private credit for its certainty of execution, relationship-driven approach, and structural flexibility.

The third quarter was not without reminders of the importance of discipline. The collapse of two public-market issuers, including Tricolor Holding, LLC’s bankruptcy filing in September, briefly unsettled the broadly syndicated loan market and reignited debate around lending standards. While these idiosyncratic events drew attention, they have not altered the broader outlook for credit quality. If anything, they underscored a familiar truth: underwriting discipline—particularly around leverage, structure, and governance—remains the critical differentiator in private credit. In addition, direct lending provides advantages that public markets cannot replicate, including comprehensive covenants, enhanced information rights, and the ability to actively engage with borrowers throughout the life of an investment.

THE OPPORTUNITY IN PRIVATE CREDIT (CONTINUED)

At Apollo, we focus on lending to companies whose cash flows are resilient even if a counterparty disappears, and whose scale and governance meet our rigorous credit standards. We continue to emphasize downside protection through senior secured positions, conservative loan-to-value ratios, and meticulous diligence. Across the Fund, we target large-cap borrowers with diversified cash flow streams and meaningful sponsor alignment—hallmarks of a strategy designed for durability through market cycles.

Finally, we are closely monitoring the growing influence of generative AI on software and recurring-revenue business models. Technology accounts for roughly 21% of the broader private credit market20 but a smaller 14%–15% of the Fund’s portfolio, reflecting our disciplined approach to valuation and leverage in the sector. The pace of innovation makes the sector’s evolution particularly relevant. Automation is creating pricing pressure in areas such as enterprise Software-as-a-Service (SaaS) and legal tech, where traditional license-based revenues are being disrupted by AI-native entrants. For direct lenders, this shift reinforces the importance of underwriting durable, mission-critical software and infrastructure rather than discretionary or service-layer applications. We view this not as a systemic threat but as a call for discernment—an opportunity to differentiate between transient innovation and enduring cash flow.

WHY APOLLO FOR CREDIT?

SCALE & EXPERIENCE: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $690 billion in its credit business with a broad coverage and experienced team that includes 550+ investment professionals.12 The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large-cap, private US companies at the top of the capital structure. As of September 30, 2025, the weighted average EBITDA of ADS’ directly originated debt investments was $285 million8 with an estimated weighted average net LTV of 40%.8 ADS’ portfolio is 100%9 first lien, senior secured debt as of the same date. Further, ADS’ direct originations during the nine months ended September 30, 2025, generated an average spread of 494 basis points, 174 basis points higher than new issue US leveraged loan market spreads.13 Further, we believe ADS’ balance sheet is positioned for offense, with a net leverage ratio of 0.56x as of September 30, 2025.

SELECTIVITY & JUDGEMENT: Apollo’s long-term approach to investing, which focuses on selectivity and underwriting discipline, has translated into very low default rates in the platform’s broader portfolio. From 2009 to the second quarter of 2025, Apollo’s Global Corporate Credit business experienced an average annual default rate of just 0.1%, compared to the 2.6% average for the leveraged loan market.14

ALIGNMENT: Apollo’s long-term approach to investing, which focuses on selectivity and underwriting discipline, has translated into very low default rates in the platform’s broader portfolio. From 2009 to the second quarter of 2025, Apollo’s Global Corporate Credit business experienced an average annual default rate of just 0.1%, compared to the 2.6% average for the leveraged loan market.14

KEY TRANSACTIONS IN 3Q2515

In July 2025, Apollo was agent and led a $1.85 billion transaction for Triumph Group, as part of an LBO financing. Apollo was able to lead the transaction due to its strong relationship with the sponsor. Triumph Group is a global manufacturer and assembler of engineered components to the commercial aerospace and defense end market.

In August 2025, Apollo led a €1.3 billion transaction to support the buyout of Karo Healthcare. Apollo was able to lead the transaction due to its strong relationship with the sponsor. Karo Healthcare is a leading European consumer healthcare company which sells its products into various end markets.

KEY TRANSACTIONS IN 3Q25 (CONTINUED)15

In September 2025, Apollo led a $2.25 billion transaction for Leaf Home as part of a refinancing. Apollo was able to lead the transaction due to its strong relationship with the sponsor and company. Leaf Home is a leading DTC provider of residential gutter systems, reroofing and other services across North America.

ADS participated in the three transactions alongside other Apollo-managed investment funds.

OUTLOOK

We expect the positive momentum in markets and deal activity to continue into the coming quarters. A more accommodative regulatory backdrop, easing trade tensions, and the prospect of lower funding costs have created fertile ground for continued expansion. Consensus forecasts for US GDP growth in the 1.75% to 2% range should support borrower fundamentals, while market pricing now implies roughly 125 basis points of rate cuts over the next 12 months, providing relief to interest coverage ratios and refinancing activity.17 Demand for private credit remains exceptionally strong. According to a mid-September PitchBook survey,20 the biggest challenge identified by investors was not access to funding but sourcing quality assets, suggesting that credit availability remains ample even as spreads compress.

That said, several risks bear watching. Renewed trade tensions, the extended government shutdown, and signs of a weakening labor market could test investor confidence as the year progresses. Global credit markets have shown increased volatility in October amid a flurry of high-profile meltdowns that may signal late-cycle excess. While the broader high-yield market remains resilient—supported by steady fundamentals and robust investor appetite, we believe maintaining vigilance and discipline will be essential to navigating a more uneven landscape.

For Apollo, the combination of a stronger-than-expected economy, persistent M&A momentum, and deep investor demand continues to support a robust opportunity set in private credit—one where selectivity, structure, and active positioning remain essential to preserving resilience and capturing upside.

EARL HUNT	JAMES VANEK	ROBERT GIVONE	PATRICK RYAN
Chairman & Chief Executive Officer of ADS	Co-Chief Investment Officer of the Adviser	Co-Chief Investment Officer of the Adviser	Chief Credit Officer of the Adviser

ERIC ROSENBERG	ADAM ELING	KRISTIN HESTER	RYAN DEL GIUDICE
Chief Financial Officer of ADS	Chief Operating Officer of ADS	Chief Legal Officer & Secretary of ADS	Chief Compliance Officer of ADS

TAL BARAK HARIF
Credit Writer

END NOTES

Data as of September 30, 2025, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund or investment will achieve its objectives or avoid substantial losses. Actual results may vary. Total returns for periods greater than one year are annualized. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that investment objective can be achieved. Inception dates: Class I shares, 1/7/22; Class S shares, 2/1/22; Class D shares, 7/1/22. The 3-month total net return as of September 30, 2025 for Class S and Class D shares without upfront placement fees: 1.89% and 2.04%, respectively; with upfront placement fees: -1.65% and 0.53%, respectively. The one-year total net return as of September 30, 2025 for Class S and Class D shares without upfront placement fees: 7.39% and 8.04%, respectively; with upfront placement fees: 3.66% and 6.43%, respectively. Annualized inception to date total net return as of September 30, 2025 for Class S and Class D shares without upfront placement fees: 7.78% and 11.68%, respectively; with upfront placement fees: 6.73% and 11.17%, respectively. No upfront sales load will be paid to the Fund with respect to Class S shares, Class D shares or Class I shares, however, if a shareholder buys Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Shareholders should consult their selling agent for additional information.

2.

Past performance is not indicative of future results. There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the discretion of the Fund’s Board of Trustees (the “Board”). Distributions are not guaranteed. The annualized distribution rate is as of September 24, 2025, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the net asset value (“NAV”) per share. The annualized distribution rate for Class S shares and Class D shares was 8.93% and 9.53%, respectively. The Fund’s annualized distribution rate, including the month’s stated base distribution per share but excluding the special distribution, is 8.80% for Class I shares, 7.96% for Class S shares and 8.55% for Class D shares. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions are all currently funded from cash flow from operations. Distributions, however, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.

END NOTES (CONTINUED)

3.	Source: Bloomberg, September 2025.
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the US domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

10.	References to “downside protection” does not guarantee against loss of value. The value of any investment could decline and/or become worthless.
11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.

As of June 30, 2025, which is the latest data available. Assets Under Management (“AUM”) - The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the net asset value, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployment and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

13.

Source: Apollo analysts, Pitchbook, LCD as of September 30, 2025. New issue US leveraged loan spreads represents the average new issue weighted average spread of leverage loans as tracked by Pitchbook/LCD during the period.

END NOTES (CONTINUED)

14.

Source: J.P. Morgan, Apollo Analysts, as of June 30, 2025. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

15.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

16.

Source: Bloomberg. Note: Q3 2025 through September 30, 2025. Includes global transactions across all deal types (i.e., M&A, investment (minority purchase, PE investment or VC round of financing), and other transactions (JVs, buybacks and spin-offs).

17.	Source: Bloomberg as of September 30, 2025.
18.	Based on the Morgan Stanley Broad AI Index as of September 30, 2025.
19.	Source: Barclays as of September 30, 2025.
20.	Source: Pitchbook as of September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 23, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary